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                                                                     EXHIBIT 4.3



                                     FORM OF
                      RARE HOSPITALITY INTERNATIONAL, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This Stock Option Agreement ("Option Agreement") is made as of the ____ day of ______, ____ by and between RARE HOSPITALITY INTERNATIONAL, INC., a Georgia corporation (hereinafter referred to as the "Corporation"), and ___________________, a resident of the State of ________ (hereinafter referred to as the "Optionee").

         The Optionee is employed by the Corporation and, in connection with such employment, the Corporation desires to grant to the Optionee an option to purchase shares of the Corporation's no par value common stock as provided in this Option Agreement.

         The option granted in this Option Agreement is not granted under the Corporation's 1997 Long-Term Incentive Plan or under any other stock option plan of the Corporation; however, the option granted in this Option Agreement is granted on the same terms as those provided in the Corporation's 1997 Long-Term Incentive Plan and this option shall be administered by the Corporation's Stock Option Committee in the same fashion as such committee administers options granted under the 1997 Long-Term Incentive Plan.

         In consideration of the services of the Optionee for the Corporation and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Optionee hereby agree as follows:

         1. Grant of Option. The Corporation hereby grants to the Optionee a non-qualified stock option to purchase, on the terms and conditions set forth in this Agreement and to the extent applicable to this Option Agreement on the terms of the Corporation's 1997 Long-Term Incentive Plan (the "Plan"), which terms are incorporated herein by this reference, ______________ shares of the Corporation's no par value common stock (the "Stock"), at a price of _________ per share (the "Option"). The option granted hereby is not granted under the Plan but is granted on the same terms as provided in the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in provisions of the Plan.

         2. Vesting of Option. Unless the exercisability of the Option is accelerated by the Corporation's Stock Option Committee in accordance with
Article 13 of the provisions of the Plan, the Option shall vest (become exercisable) only in cumulative periodic installments as follows:

                  (a) During the year following the date of this Agreement, the Option shall be exercisable as to none of the shares subject to the Option;

                  (b) During the period beginning one year after the date of this Agreement and for a period of one year thereafter, the Option shall be exercisable as to _________ of the shares described in Section 1 above, minus the number of shares, if any, as to which the Option has been previously exercised;

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                  (c)      During the period beginning two years after the date
         of this Agreement and for a period of one year thereafter the Option shall be exercisable with respect to _________ of the shares described in Section 1 above, minus the number of shares, if any, as to which the Option has been previously exercised; and

                  (d) During the period beginning three years after the date of this Agreement and for the remainder of its term, the Option shall be exercisable with respect to all of the shares described in
         Section 1 above, minus the number of shares, if any, as to which the Option has been previously exercised.

         3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in subsections (b),
(c) and (d) below, provide in writing that the Option will extend until a later date:

                  (a) The Option shall lapse as of 5:00 p.m., Eastern Time, on the day immediately prior to the tenth anniversary of the date of grant (the "Expiration Date").

                  (b) The Option shall lapse three months after the termination of Optionee's employment for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee's employment is terminated by the Corporation for cause or by the Optionee without reason and without the consent of the Corporation, the Option shall lapse immediately.

                  (c) If the Optionee's employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment.

                  (d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

         If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment including vesting by acceleration by the Corporation's Stock Option Committee in accordance with Article 13 of the provisions of the Plan.

         4. Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Corporation at the principal executive offices of the Corporation, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the date of the exercise shall be determined in valuing Stock used in payment of the exercise


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price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Corporation in payment of the exercise price.

         Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Corporation.

         5. Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Corporation or any Subsidiary.

         6. Stock Reserve. The Corporation shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

         7. Optionee's Covenant. The Optionee hereby agrees to use his best efforts to provide services to the Corporation in a workmanlike manner and to promote the Corporation's interests.

         8. Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Corporation or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation and (ii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable options. The Option may be exercised during the lifetime of the Optionee only by the Optionee.

         9. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Corporation shall be responsible for (i) reasonably and promptly pursuing, prosecuting and obtaining any listing, registration, qualification, consent or approval required hereunder on a timely basis in accordance with all applicable laws and (ii) all costs or expenses incurred in connection therewith.

         10. Successors. This Option Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Option Agreement and the provisions of the Plan as incorporated herein.


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         11.      Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

         12. Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Corporation must be addressed to:

                  RARE Hospitality International, Inc.
                  8215 Roswell Road
                  Building 200
                  Atlanta, Georgia 30350
                  Attention:  Chief Financial Officer

or any other address designated by the Corporation in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Corporation, or at any other address given by the Optionee in a written notice to the Corporation.

         IN WITNESS WHEREOF, RARE Hospitality International, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

                                 RARE Hospitality International, Inc.


                                 By:
                                     ------------------------------------------
                                 Name:
                                        ---------------------------------------
                                 Title:
                                         --------------------------------------


                                 OPTIONEE:

                                 ----------------------------------------------

                                 Name:
                                        ---------------------------------------


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                                    EXHIBIT A

                    NOTICE OF EXERCISE OF OPTION TO PURCHASE
                                 COMMON STOCK OF
                      RARE HOSPITALITY INTERNATIONAL, INC.

                                       Name
                                           ------------------------------------
                                       Address:

                                       ----------------------------------------

                                       ----------------------------------------

                                       Date
                                           ------------------------------------


RARE Hospitality International, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350
Attention: Chief Financial Officer

Re:      Exercise of Non-Qualified Stock Option

         I elect to purchase ______________ shares of Common Stock of RARE Hospitality International, Inc. ("RARE") pursuant to the RARE Hospitality International, Inc. Non-Qualified Stock Option Agreement dated ______________. The purchase will take place on the Exercise Date which will be as soon as practicable following the date this notice and all other necessary forms and payments are received by RARE, unless I specify a later date (not to exceed 30 days following the date of this notice).

         On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):

         [  ]     Cash Only: by delivering a check to RARE Hospitality
                  International, Inc. for $___________.

         [  ]     Cash and Shares: by delivering a check to RARE Hospitality
                  International, Inc. for $_________ for the part of the exercise price. I will pay the balance of the exercise price by delivering to RARE a stock certificate with my endorsement for shares of RARE Stock that I have owned for at least six months. If the number of shares of RARE Stock represented by such stock certificate exceeds the number needed to pay the exercise price, RARE will issue me a new stock certificate for the excess.

         [ ] Shares Only: by delivering to RARE a stock certificate with my endorsement for shares of RARE Stock that I have owned for at least six months. If the number of shares of RARE Stock represented by such stock certificate


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                  exceeds the number needed to pay the exercise price, RARE will issue me a new stock certificate for the excess.

         [ ]      Cash From Broker: by delivering the purchase price from
                  _______________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the "Broker"). I authorize RARE to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by RARE from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

         Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

                                               Very truly yours,


                                               --------------------------------

AGREED TO AND ACCEPTED:

RARE HOSPITALITY INTERNATIONAL, INC.

By:
   ----------------------------------------

Title:
      -------------------------------------

Number of Option Shares
Exercised:
          ---------------------------------

Number of Option Shares
Remaining:
          ---------------------------------

Date:
     --------------------------------------


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